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                                                                                                                         Exhibit L
Metris Receivables, Inc.                                                       Metris Master Trust                  Monthly Report
Securityholders' Statement                                                        Series 1999-1                           Oct-1999
Section 5.2                                                                   Class A              Class B              Total
(i) Security Amount ..................................................     500,000,000.00       49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                  --                0.00
(iii) Security Interest Distributed ..................................       2,638,854.17                  --        2,638,854.17
(iv) Principal Collections ...........................................      26,735,376.25        2,644,158.12       29,379,534.37
(v) Finance Charge Collections .......................................      11,355,566.74        1,123,078.04       12,478,644.78
       Recoveries ....................................................         198,184.52           19,600.67          217,785.19
       Interest Earned on Accounts ...................................               0.00                0.00                0.00
         Total Finance Charge Collections ............................      11,553,751.26        1,142,678.71       12,696,429.97
Total Collections ....................................................      38,289,127.51        3,786,836.83       42,075,964.34
            (vi) Aggregate Amount of Principal Receivables ...........                 --                  --    4,799,066,842.32
       Invested Amount (End of Month) ................................     500,000,000.00       49,450,550.00      549,450,550.00
       Floating Allocation Percentage ................................         10.4186921%          1.0304201%         11.4491123%
       Fixed/Floating Allocation Percentage ..........................         10.4186921%          1.0304201%         11.4491123%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00       49,450,550.00      549,450,550.00
       Average Daily Invested Amount .................................                 --                  --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --               86.03%   4,341,686,066.53
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --                6.14%     309,677,777.42
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --                2.41%     121,755,135.08
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --                5.42%     273,721,124.15
Total Receivables ....................................................                 --              100.00%   5,046,840,103.18
               (viii) Aggregate Investor Default Amount ..............                 --                  --        4,926,654.53
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year) .....................                 --                  --               10.56%
(ix) Charge-Offs .....................................................               0.00                0.00                0.00
(x) Servicing Fee ....................................................                 --                  --          933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                 --                  --                0.00
(xii) Excess Funding Account Balance .................................                 --                  --                0.00
(xiii) New Accounts Added ............................................                 --                  --             216,366
(xiv) Average Gross Portfolio Yield ..................................                 --                  --               27.21%
         Average Net Portfolio Yield .................................                 --                  --               16.65%
(xv) Minimum Base Rate ...............................................                 --                  --                7.76%
        Excess Spread ................................................                 --                  --                8.89%
(xvi) Principal Funding Account Balance ..............................                 --                  --                0.00
(xvii) Accumulation Shortfall ........................................                 --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                  --           June 2003
        Accumulation Period Length ...................................                 --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                  --                0.00
        Required Reserve Account Amount ..............................                 --                  --                0.00
        Available Reserve Account Amount .............................                 --                  --                0.00
        Covered Amount ...............................................                 --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                  --      500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                  --                0.00
(xxi) Policy Claim Amount ............................................                 --                  --                0.00
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